Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES THIRD QUARTER RESULTS

CHESTER, WV — November 4, 2009 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the third quarter and nine months ended September 30, 2009.  Current and prior-year results reflect the presentation of Running Aces Harness Park, Jackson Harness Raceway, the Ramada Inn and Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables (including Reconciliation of GAAP net income (loss) to Non-GAAP EBITDA).

For the third quarter of 2009, the Company’s net revenues from continuing operations were $119.5 million, a decline of 9% from $130.8 million in the same period of 2008.  EBITDA from continuing operations was $17.2 million, down 24% (after a severance charge of $0.1 million and strategic costs associated with lobbying and gaming efforts in Ohio of $3.7 million) compared to $22.7 million in the third quarter of 2008.  The decrease in EBITDA from continuing operations is directly attributable to the strategic costs associated with Ohio, as well as increased marketing costs at MTR’s West Virginia property in response to increased competition, primarily from the opening of the Rivers Casino in downtown Pittsburgh, Pennsylvania.

During the third quarter of 2009, corporate operating expenses (exclusive of the $3.7 million of strategic costs associated with Ohio) decreased 35% to $2.2 million compared to $3.5 million in the third quarter of 2008 as a result of cost containment efforts.

The Company reported net income of $577,000 or $0.02 per diluted share, which included a $2.8 million pre-tax loss associated with MTR’s debt refinancing and the aforementioned $3.7 million of strategic costs associated with lobbying and gaming efforts in Ohio, or $0.20 per diluted share in the aggregate.  Additionally, net income included income from discontinued operations in the amount of $2.7 million or $0.10 per diluted share, resulting from the reversal of a $2.9 million deferred tax asset valuation allowance associated with certain impairment losses that were recorded in the third quarter of 2008.  In the same period last year, the Company reported a net loss of $8.2 million or $0.30 per share, of which a loss of $11.7 million or $0.43 per share was from discontinued operations.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 11% to $68.9 million in the third quarter of 2009 compared to $77.3 million in the third quarter of 2008.  Table gaming at Mountaineer generated $11.4 million of revenues compared to $13.2 million in the prior-year period, while revenues from slots decreased by $3.7 million compared to the same quarter in 2008.  The decrease in revenue is primarily attributable to competitive pressures and weak economic conditions.  The property generated EBITDA of $13.0 million versus $15.5 million in the comparable quarter of 2008.

Net revenues at Presque Isle Downs & Casino decreased 5% to $49.2 million during the third quarter of 2009 compared to $51.5 million during the same period of 2008. The property generated EBITDA of $10.3 million versus $10.8 million in the comparable quarter of 2008.  The decrease in EBITDA is attributable to the decline in revenue and $0.4 million of incremental real estate tax expense resulting from an increase in the property’s assessed value, partially offset by operational efficiencies.

“The voters of Ohio approved Issue 3 yesterday, which will increase the competition in our regional markets starting around 2013,” said Robert Griffin, President and Chief Executive Officer of MTR Gaming Group.  “We are considering several different alternatives in order to proactively prepare for the new competition.  Although this may appear to be a negative, we believe that it may result in slots at tracks, as the Governor has proposed, with better economic terms than were originally discussed.  To that end we are working diligently to have this initiative reintroduced in the state. In terms of our current operations, we are delighted with the results we have seen thus far at Mountaineer since adding free play on September 1, which has enhanced its competitive position in the Ohio Valley.”

For the first nine months of 2009, MTR’s total net revenues decreased 5% to $350.3 million from $369.5 million in the first nine months of 2008.  However, EBITDA from continuing operations decreased less than 1% to $56.6 million (after severance costs of $0.4 million and strategic costs associated with lobbying and gaming efforts in Ohio of $4.1 million) from $57.0 million in the same period last year.  Absent these one-time charges, EBITDA from continuing operations was up 7% from the prior-year period.

The 2009 year-to-date net income was $1.7 million or $0.06 per diluted share, of which income of $1.4 million or $0.05 per diluted share was from discontinued operations.  In the same period last year, the Company reported a net loss of $13.2 million or $0.48 per share, which included a loss of $13.5 million or $0.49 per share from discontinued operations.

Mr. Griffin further added, “We remain focused on increasing revenue and maximizing profits at our current operations, and we believe the advent of free play at Mountaineer is having a positive effect.  Looking into next year, we hope that Ohio voters will approve the referendum allowing for video lottery terminals at racetracks.”

Balance Sheet and Liquidity

During the third quarter, MTR successfully completed its offering of $250 million of 12.625% senior secured notes due 2014 at an issue price of 95.248%, with the proceeds used to pay down outstanding debt.  On October 13, 2009, MTR completed an additional $10 million offering of the same senior secured notes at an issue price of

96%, and amended its senior secured credit facility to reduce the borrowing capacity from $20 million to $10 million.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments at 4:30 PM EST on Thursday, November 5, 2009.   Interested parties may participate in the call by dialing (877) 407-4018.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #334841).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on disposal of property, loss on debt modification and equity in loss of unconsolidated joint venture. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Uses of cash flows that are not reflected in EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments. Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to EBITDA is included in the financial tables accompanying this release.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer and Presque Isle Downs and the prospects for video lottery gaming at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer and Presque Isle Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the recent referendum to permit casino gaming in Ohio), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, the success and growth of table gaming at Mountaineer, the realization of the expected benefits of non-taxable promotional credits at Mountaineer, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to comply with the covenants of our various debt instruments and/or our ability to obtain additional financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

David R. Hughes

Corporate Executive VP and Chief Financial Officer

(724) 933-8122

dhughes@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Revenues:
Gaming	$106,408	$114,135	$315,904	$327,737
Pari-mutuel commissions	4,574	5,151	10,665	11,900
Food, beverage and lodging	9,181	10,648	25,284	28,610
Other	2,285	2,995	6,550	7,343
Total revenues	122,448	132,929	358,403	375,590
Less promotional allowances	(2,970)	(2,145)	(8,093)	(6,076)
Net revenues	119,478	130,784	350,310	369,514

Operating expenses:
Expenses of operating departments:
Gaming	66,078	71,427	197,459	207,717
Pari-mutuel commissions	4,160	4,672	10,280	11,498
Food, beverage and lodging	6,323	7,942	18,210	22,666
Other revenue	1,698	2,612	4,894	6,888
Marketing and promotions	5,689	4,322	16,637	12,423
General and administrative	18,291	17,156	46,223	51,301
Depreciation	7,443	7,396	22,031	22,394
Loss on disposal of property	31	1	169	1
Total operating expenses	109,713	115,528	315,903	334,888

Operating income	9,765	15,256	34,407	34,626

Other income (expense):
Other	(39)	—	(39)	—
Interest income	9	53	448	196
Interest expense	(11,849)	(10,216)	(31,729)	(30,891)
Loss on debt modification and extinguishment	(2,773)	—	(2,773)	(3,356)

(Loss) income from continuing operations before income taxes	(4,887)	5,093	314	575
Benefit (provision) for income taxes	2,779	(1,622)	(3)	(261)

(Loss) income from continuing operations	(2,108)	3,471	311	314

Discontinued operations:
Loss from discontinued operations before income taxes and non-controlling interest	(292)	(12,567)	(2,294)	(15,143)
Benefit for income taxes	2,983	841	3,664	1,625
Income (loss) from discontinued operations before non-controlling interest	2,691	(11,726)	1,370	(13,518)
Non-controlling interest	(6)	15	—	30
Income (loss) from discontinued operations	2,685	(11,711)	1,370	(13,488)

Net income (loss)	$577	$(8,240)	$1,681	$(13,174)

Net income (loss) per share - basic:
(Loss) income from continuing operations	$(0.08)	$0.13	$0.01	$0.01
Income (loss) from discontinued operations	0.10	(0.43)	0.05	(0.49)
Net income (loss)	$0.02	$(0.30)	$0.06	$(0.48)

Net income (loss) per share - diluted:
(Loss) income from continuing operations	$(0.08)	$0.13	$0.01	$0.01
Income (loss) from discontinued operations	0.10	(0.43)	0.05	(0.49)
Net income (loss)	$0.02	$(0.30)	$0.06	$(0.48)

Weighted average number of shares outstanding:
Basic	27,475,260	27,475,260	27,475,260	27,475,260
Diluted	27,475,260	27,475,260	27,475,260	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Net revenues from continuing operations:
Mountaineer Casino, Racetrack & Resort	$68,882	$77,255	$207,716	$226,663
Presque Isle Downs & Casino	49,173	51,497	139,985	139,237
Scioto Downs	1,402	2,029	2,579	3,605
Corporate	21	3	30	9
Consolidated net revenues from continuing operations	$119,478	$130,784	$350,310	$369,514

EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$12,987	$15,452	$37,804	$41,279
Presque Isle Downs & Casino	10,333	10,755	29,443	26,809
Scioto Downs	(154)	(87)	(986)	(1,074)
Corporate	(5,927)	(3,467)	(9,654)	(9,993)
Consolidated EBITDA from continuing operations	$17,239	$22,653	$56,607	$57,021

EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(277)	(32)	(937)	(1,543)
Ramada Inn and Speedway Casino	—	(5)	43	(755)
Jackson Racing / Jackson Harness Raceway	480	(213)	315	(457)
MTR-Harness / Running Aces Harness Park	(55)	(11)	(265)	(55)
Consolidated EBITDA	$17,387	$22,392	$55,763	$54,211

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to EBITDA, a non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income from continuing operations	$14,314	$6,651	$20,410	$16,093
Interest expense, net of interest income	1,056	2,253	5,522	6,771
(Benefit) provision for income taxes	(6,858)	2,902	127	7,264
Depreciation	3,672	3,646	10,849	11,151
Loss on disposal of property	30	—	123	—
Loss on debt modification and extinguishment	773	—	773	—
EBITDA from continuing operations	$12,987	$15,452	$37,804	$41,279

Presque Isle Downs & Casino:
Income from continuing operations	$12,889	$4,833	$18,476	$10,524
Interest expense, net of interest income	170	361	292	1,221
(Benefit) provision for income taxes	(6,287)	2,122	115	4,751
Depreciation	3,561	3,439	10,560	10,313
EBITDA from continuing operations	$10,333	$10,755	$29,443	$26,809

Scioto Downs:
Loss from continuing operations	$(1,093)	$(368)	$(1,692)	$(1,265)
Interest expense, net of interest income	22	27	70	83
Provision (benefit) for income taxes	675	27	(11)	(571)
Depreciation	203	227	608	679
Other	39	—	39	—
EBITDA from continuing operations	$(154)	$(87)	$(986)	$(1,074)

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
(dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(28,218)	$(7,645)	$(36,883)	$(25,038)
Interest expense, net of interest income	10,592	7,522	25,397	22,620
Provision (benefit) for income taxes	9,691	(3,429)	(228)	(11,183)
Depreciation	7	84	14	251
Loss on disposal of property	1	1	46	1
Loss on debt modification and extinguishment	2,000	—	2,000	3,356
EBITDA from continuing operations	$(5,927)	$(3,467)	$(9,654)	$(9,993)

Consolidated:
(Loss) income from continuing operations	$(2,108)	$3,471	$311	$314
Interest expense, net of interest income	11,840	10,163	31,281	30,695
(Benefit) provision for income taxes	(2,779)	1,622	3	261
Depreciation	7,443	7,396	22,031	22,394
Loss on disposal of property	31	1	169	1
Other	39	—	39	—
Loss on debt modification and extinguishment	2,773	—	2,773	3,356
EBITDA from continuing operations	$17,239	$22,653	$56,607	$57,021

EBITDA from discontinued operations:

Binion’s Gambling Hall & Hotel:
(Loss) from discontinued operations	$(181)	$(21)	$(616)	$(1,308)
Interest income, net of interest expense	—	—	—	(29)
Benefit for income taxes	(96)	—	(321)	(879)
(Gain) loss on disposal of property	—	(11)	—	673
EBITDA from discontinued operations	$(277)	$(32)	$(937)	$(1,543)

Ramada Inn and Speedway Casino:
(Loss) Income from discontinued operations	$(1)	$(11)	$29	$1,477
Interest (income) expense	—	—	(1)	163
Provision (benefit) for income taxes	1	(7)	15	1,009
Depreciation	—	—	—	199
Loss (gain) on disposal of property	—	13	—	(3,603)
EBITDA from discontinued operations	$—	$(5)	$43	$(755)

Jackson Racing / Jackson Harness Raceway:
Income (loss) from discontinued operations	$24	$(1,937)	$(85)	$(2,225)
Interest expense, net of interest income and non-controlling interest	—	1	—	3
Provision (benefit) for income taxes, net of non-controlling interest	12	(872)	(44)	(1,005)
Depreciation, net of non-controlling interest	—	9	—	25
Loss on disposal of property, net of non-controlling interest	115	—	115	159
Other	153	—	153	—
Impairment loss	176	2,586	176	2,586
EBITDA from discontinued operations	$480	$(213)	$315	$(457)

MTR-Harness / Running Aces Harness Park:
Income (loss) from discontinued operations	$2,843	$(9,742)	$2,042	$(11,432)
Interest expense, net of interest income	2	6	7	8
(Benefit) provision for income taxes	(2,900)	43	(3,314)	(738)
Equity in loss of North Metro Harness Initiative, LLC	—	9,682	1,000	12,107
EBITDA from discontinued operations	$(55)	$(11)	$(265)	$(55)

MTR GAMING GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 30	December 31
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$35,895	$29,011
Restricted cash	373	929
Accounts receivable, net of allowance for doubtful accounts of $302 in 2009 and $125 in 2008	3,713	7,717
Accounts receivable - West Virginia Lottery Commission	1,210	—
Inventories	3,929	4,445
Deferred financing costs	4,027	4,444
Prepaid income taxes	1,702	7,059
Deferred income taxes	346	1,397
Prepaid expenses and other current assets	5,578	4,528
Assets held for deferred compensation	—	11,529
Assets of discontinued operations	—	36
Total current assets	56,773	71,095
Property and equipment, net	356,054	367,769
Goodwill	1,985	1,985
Other intangibles	68,923	68,819
Deferred financing costs, net of current portion	11,036	2,499
Deposits and other	14,638	14,815
Assets of discontinued operations	234	728
Total assets	$509,643	$527,710

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,953	$6,869
Accounts payable - gaming taxes and assessments	4,549	6,848
Accrued payroll and payroll taxes	3,433	3,220
Accrued interest	8,693	4,932
Other accrued liabilities	11,404	14,486
Construction project and equipment liabilities	2,852	1,048
Deferred compensation	—	11,547
Current portion of long-term debt and capital lease obligations	8,685	20,498
Liabilities of discontinued operations	414	1,240
Total current liabilities	44,983	70,688
Long-term debt and capital lease obligations, net of current portion	365,628	357,112
Long-term deferred compensation	339	663
Deferred income taxes	1,324	3,644
Total liabilities	412,274	432,107
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	61,859	61,774
Retained earnings	35,694	34,013
Accumulated other comprehensive loss	(386)	(386)
Total shareholders’ equity of MTR Gaming Group, Inc.	97,167	95,401
Non-controlling interest of discontinued operations	202	202
Total shareholders’ equity	97,369	95,603
Total liabilities and shareholders’ equity	$509,643	$527,710